UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  June 9, 2015

UnifiedOnline, Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-27865	13-2640971
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4126 Leonard Drive, Fairfax, VA	22030
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code	(816) 979-1893

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective at 3:07 PM EDT on June 9, 2015, Bernard Stolar tendered his resignation from his position as a member of the Board of Directors of UnifiedOnline, Inc. (the “Corporation”).  His resignation was not a result of any dispute or disagreement with the management of the Corporation.

Effective at 3:07 PM EDT on June 9, 2015, the Board of Directors accepted the resignation of Bernard Stolar.

Effective at 3:13 PM EDT on June 9, 2015, Marc Abrams tendered his resignation from his position as a member of the Board of Directors of UnifiedOnline, Inc.  His resignation was not a result of any dispute or disagreement with the management of the Corporation.

Effective at 3:13 PM EDT on June 9, 2015,  the Board of Directors accepted the resignation of Marc Abrams.

The Corporation did not replace Mr. Stolar or Mr. Abrams.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UnifiedOnline, Inc.

Date: June 15, 2015	By:	/s/ Robert M. Howe, III
Robert M. Howe, III, Chief Executive Officer